EXHIBIT 23

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-84394) pertaining to the Profit Sharing and Retirement Plan of Centex Construction Products, Inc. of our report dated June 25, 2002, with respect to the financial statements of the Profit Sharing and Retirement Plan of Centex Construction Products, Inc. included in this Annual Report (Form 11-K) for the year ended December 31, 2001.

/s/ Ernst & Young LLP

Dallas, Texas June 25, 2002